GTT Reports Second Quarter 2016 Financial Results
Revenue Grew 36% Year-Over-Year to $128.9 Million; Up 4% Sequentially
Adjusted EBITDA Grew 55% Year-Over-Year to $30.3 Million; Up 5% Sequentially

McLean, VA, August 4, 2016 - GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the second quarter ended June 30, 2016.
Second quarter highlights:

•	Revenue increased by 35.6% to $128.9 million compared to $95.1 million in second quarter 2015, and by 3.6% compared to $124.4 million in first quarter 2016.

•	Net income increased to $0.1 million compared to net loss of $11.1 million in second quarter 2015 and decreased from $0.9 million in first quarter 2016.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) increased by 55.1% to $30.3 million compared to $19.5 million in second quarter 2015, and by 4.9% compared to $28.9 million in first quarter 2016. Adjusted EBITDA margin expanded to 23.5% compared to 20.5% in second quarter 2015 and 23.2% in first quarter 2016.

•
Capital expenditures were $4.8 million compared to $2.9 million in second quarter 2015 and $7.5 million in first quarter 2016. Unlevered free cash flow, defined as Adjusted EBITDA less capital expenditures, was $25.5 million compared to $16.6 million in second quarter 2015 and $21.3 million in first quarter 2016.

•
The increases in revenue, Adjusted EBITDA and unlevered free cash flow are driven primarily by organic growth and the acquisition of One Source Networks (“OSN”) in October 2015, as well as the acquisition of Telnes Broadband (“Telnes”) in February 2016, and a purchase of customer contracts in June 2016 with average monthly recurring revenue (MRR) of approximately $0.9 million.

•
Using constant currency (i) when compared to second quarter 2015, second quarter 2016 revenue and Adjusted EBITDA would have been higher than reported by $0.3 million and $0.2 million, respectively, and (ii) when compared to first quarter 2016, second quarter 2016 revenue and Adjusted EBITDA would have been lower than reported by $0.3 million and $0.1 million, respectively.

•
On a pro forma basis, assuming (i) OSN’s historical results had been included for all periods presented, and (ii) constant currency, second quarter 2016 revenue and Adjusted EBITDA grew by 12.6% and 26.1%, respectively, compared to second quarter 2015.

*Note: See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, Unlevered Free Cash Flow, Constant Currency and Pro Forma calculations.

“In the second quarter. GTT extended its long-running streak of delivering revenue and Adjusted EBITDA growth,” stated Rick Calder, GTT president and CEO. “We completed the integration of Telnes Broadband in June, and we are focused on accelerating organic growth in the second half of the year from our significant investments in the direct and indirect sales channels. In addition, we will continue to look for opportunities to supplement our organic growth with accretive acquisitions, using our disciplined and proven approach to M&A.”

“Second quarter results demonstrated GTT’s consistent performance,” stated Mike Sicoli, chief financial officer. “We are delivering a rare and powerful combination of growth in both revenue and margins, showing our ability to realize significant cost savings from prior acquisitions and to reinvest them into substantial investments in organic growth. We remain on track to deliver a strong year and continue to drive toward our next financial objective of $1 billion in revenue and $250 million in Adjusted EBITDA.”

Conference Call Information
GTT will hold a conference call on Thursday, August 4, 2016, at 10:00 a.m. EDT to discuss its results for the quarter ended March 31, 2016. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, entering passcode 10089089 and asking for the GTT Communications call, or via webcast at GTT’s website.

A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10089089. The webcast will be archived in the investor relations section of GTT’s website.

Forward-Looking Statements
This earnings release includes certain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of GTT Communications, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “likely,” “potentially,” “will,” “expect,” “intend,” “anticipate,” “projects,” “believe,” “estimate,” “plan,” “could,” “should,” “opportunity” and “continue” or similar words, whether in the negative or the affirmative. These forward-looking statements may also use different phrases. Unless the context otherwise requires, when we use the words “the Company,” “GTT,” “we,” “our” or “us,” we are referring to GTT Communications, Inc., a Delaware corporation, and its subsidiaries, unless it is clear from the context or expressly stated that these references are only to GTT Communications, Inc. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities and Exchange Commission (the “SEC”), as well as oral forward-looking statements. You should consider any further disclosures on related subjects in our annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as current reports on Form 8-K and 8-K/A filed with the SEC.

Such forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental and industry trends, which could cause actual events or results to differ materially from those expressed or implied by the statements. Factors, contingencies and risks that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the effects on our business and customers of general economic and financial market conditions; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to prevent process and system failures or security breaches that significantly disrupt the availability and quality of the services that we provide; our ability to maintain adequate liquidity and produce sufficient cash flow to fund acquisitions and capital expenditures; our ability to meet all the terms and conditions of our debt obligations; our ability to obtain capital to grow our business; our ability to utilize our net operating losses; expectations regarding the trading price of our common stock; and our ability to complete acquisitions or divestitures and effectively integrate any business or operation acquired.

Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC (our “Annual Report”). We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law. This earnings release should be read together with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2015, included in the Company’s Annual Report.

About GTT
GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, Internet, managed services and voice services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

GTT Media Inquiries:                            GTT Investor Relations:
Ann Rote                                Jody Burfening/Carolyn Capaccio, LHA
+1.703.677.9941                            +1.212.838.3777
ann.rote@gtt.net                            ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue:
Telecommunications services	$128,914	$95,076	$253,350	$157,429

Operating expenses:
Cost of telecommunications services	68,272	51,461	134,469	89,157
Selling, general and administrative expense	35,940	28,988	68,134	43,858
Severance, restructuring and other exit costs	—	7,747	1,495	7,747
Depreciation and amortization	15,661	12,344	31,260	19,842

Total operating expenses	119,873	100,540	235,358	160,604

Operating income (loss)	9,041	(5,464)	17,992	(3,175)

Other expense:
Interest expense, net	(7,125)	(3,168)	(14,497)	(4,749)
Loss on debt extinguishment	(1,632)	(1,056)	(1,632)	(1,056)
Other expense, net	(188)	(1,043)	(467)	(1,091)

Total other expense	(8,945)	(5,267)	(16,596)	(6,896)

Income (loss) before income taxes	96	(10,731)	1,396	(10,071)

Provision for (benefit from) for income taxes	5	383	409	(24)

Net income (loss)	$91	$(11,114)	$987	$(10,047)

Earnings (loss) per share:
Basic	$—	$(0.32)	$0.03	$(0.29)
Diluted	$—	$(0.32)	$0.03	$(0.29)

Weighted average shares:
Basic	37,065,651	34,835,154	37,016,720	34,392,392
Diluted	37,678,120	34,835,154	37,575,397	34,392,392

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except for share and per share data)

	June 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$15,373	$14,630
Accounts receivable, net of allowances	69,093	60,446
Prepaid expenses and other current assets	18,403	17,822
Total current assets	102,869	92,898
Property and equipment, net	39,058	38,823
Intangible assets, net	187,925	182,184
Other assets	11,062	11,593
Goodwill	279,471	270,956
Total assets	$620,385	$596,454
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$52,792	$65,840
Acquisition earn-outs and holdbacks	11,830	12,842
Current portion of capital lease obligations	1,015	1,392
Current portion of long-term debt	4,300	4,000
Deferred revenue	14,786	15,469
Total current liabilities	84,723	99,543
Capital lease obligations, net of current portion	204	961
Long-term debt, net of current portion	412,637	382,243
Deferred revenue, less current portion	2,330	2,292
Other long-term liabilities	4,293	929
Total liabilities	504,187	485,968
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 37,037,077 and 36,533,634 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	3	3
Additional paid-in capital	189,433	182,797
Accumulated deficit	(68,914)	(69,901)
Accumulated other comprehensive loss	(4,324)	(2,413)
Total stockholders’ equity	116,198	110,486
Total liabilities and stockholders’ equity	$620,385	$596,454

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$987	$(10,047)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,260	19,842
Share-based compensation	6,052	3,695
Debt discount amortization	341	—
Loss on debt extinguishment	1,632	1,056
Amortization of debt issuance costs	850	263
Change in fair value of acquisition earn-out	—	430
Changes in operating assets and liabilities, net of acquisitions:	(21,766)	(5,858)
Net cash provided by operating activities	19,356	9,381

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(13,751)	(131,397)
Purchase of customer contracts	(6,000)	—
Purchases of property and equipment	(12,288)	(6,308)
Net cash used in investing activities	(32,039)	(137,705)

Proceeds from revolving line of credit	30,000	—
Repayment of revolving line of credit	(29,000)	—
Proceeds from term loan	29,850	230,000
Repayment of term loan	(2,075)	(126,501)
Payment of earn-out and holdbacks	(10,862)	(872)
Debt issuance costs	(904)	(4,801)
Repayment of capital leases	(538)	—
Tax withholding related to the vesting of restricted stock units	(1,635)	(1,035)
Exercise of stock options	224	340
Net cash provided by financing activities	15,060	97,131

Effect of exchange rate changes on cash	(1,634)	1,358

Net increase (decrease) in cash and cash equivalents	743	(29,835)
Cash and cash equivalents at beginning of period	14,630	49,256
Cash and cash equivalents at end of period	$15,373	$19,421

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,256	$4,646
Cash paid for taxes, net of refunds	$(125)	434

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference with such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement. The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Unlevered Free Cash Flow
Unlevered Free Cash Flow is defined as Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures. We use this measure to evaluate the level of capital expenditures needed to support our revenue and Adjusted EBITDA, and we believe this measure is also used by investors to evaluate us relative to peer companies in the telecommunications industry.

The following is a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from Net Income (Loss) (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$91	$(11,114)	$987	$(10,047)
Provision for (benefit from) income taxes	5	383	409	(24)
Interest and other expense, net	7,313	4,211	14,964	5,840
Loss on debt extinguishment	1,632	1,056	1,632	1,056
Depreciation and amortization	15,661	12,344	31,260	19,842
Severance, restructuring and other exit costs	—	7,747	1,495	7,747
Transaction and integration costs	1,062	2,551	2,323	2,551
Share-based compensation	$4,500	$2,336	6,052	3,695
Adjusted EBITDA	30,264	19,514	59,122	30,660

Purchases of property and equipment	(4,770)	(2,879)	(12,288)	(6,308)
Unlevered Free Cash Flow	25,494	16,635	46,834	24,352

Gross Profit
Gross profit is defined as revenue from telecommunications services less cost of telecommunications services provided. It is an additional measure used by management and investors to assess the direct profitability of our services sold, before overhead.

The following is a reconciliation of gross profit (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Telecommunications services	$128,914	$95,076	$253,350	$157,429

Operating Expenses:
Cost of telecommunications services provided	68,272	51,461	134,469	89,157
Gross profit	$60,642	$43,615	$118,881	$68,272

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current period local currency financial results using prior period exchange rates and comparing these adjusted amounts to our prior period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past. The following unaudited pro forma financial information and related notes present the historical financial information of GTT as if the acquisition of One Source Networks, Inc. (“OSN”) had occurred on the first day of the applicable period presented.

Three months ended June 30, 2016, compared with June 30, 2015:

($ in thousands)	Three Months Ended
	June 30, 2016	June 30, 2015
Revenue
GTT as reported	$128,914	$95,076
GTT pro forma adjustments (1)	—	(111)
OSN as reported	—	20,458
OSN pro forma adjustments (2)	—	(615)
Pro Forma Revenue	$128,914	$114,808
Pro Forma % Growth	12.3%
Pro Forma % Growth (Constant Currency)	12.6%

Adjusted EBITDA
GTT as reported	$30,263	$19,514
GTT pro forma adjustments (3)	—	53
OSN as reported	—	4,191
OSN pro forma adjustments (4)	—	383
Pro Forma Adjusted EBITDA	$30,263	$24,141
Pro Forma Adjusted EBITDA Margin %	23.5%	21.0%
Pro Forma % Growth	25.4%
Pro Forma % Growth (Constant Currency)	26.1%

(1) Represents revenue recognized by GTT from acquired company prior to its respective close date
(2) Represents (i) revenue recognized by acquired company from GTT prior to its respective close date and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired company

(3) Represents revenue, net of expense, recognized by GTT from acquired company prior to its respective close date
(4) Represents (i) revenue, net of expense, recognized by acquired company from GTT prior to its respective close date, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired company, (iii) non-cash stock compensation, and (iv) non-recurring expenses outside of the normal course of business.

Three months ended June 30, 2016 compared with March 31, 2016:

($ in thousands)	Three Months Ended
	June 30, 2016	March 31, 2016
Revenue
GTT as reported	$128,914	$124,436
Pro Forma Revenue	$128,914	$124,436
Pro Forma % Growth	3.6%
Pro Forma % Growth (Constant Currency)	3.4%

Adjusted EBITDA
GTT as reported	$30,263	$28,859
Pro Forma Adjusted EBITDA	$30,263	$28,859
Pro Forma Adjusted EBITDA Margin %	23.5%	23.2%
Pro Forma % Growth	4.9%
Pro Forma % Growth (Constant Currency)	4.4%

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